Exhibit 10.47

HILLENBRAND, INC. STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is effective as of the 7th day of August, 2014 (the “Effective Date”), between Hillenbrand, Inc. (the “Company”) and Kristina Cerniglia (the “Employee”).  The Company hereby awards to the Employee, on and subject to the terms and conditions provided herein and in the Hillenbrand, Inc. Stock Incentive Plan (as amended from time to time, the “Plan”) pursuant to which the Award is made, the number of Restricted Stock Units (also referred to in the Plan as shares of Deferred Stock) provided herein, and agrees with the Employee as follows:

1.             AWARD AMOUNT: 38,636 RESTRICTED STOCK UNITS

2.             Recording Award; Additions.  The Company shall cause an account to be established in the name of the Employee (“RSU Account”) which shall be assumed to be invested in the number of shares of common stock, no par value, of the Company (“Common Stock”) equal to the number of Restricted Stock Units awarded herein to Employee (the “Initial RSU Award”).  No actual shares of Common Stock shall be held in the RSU Account, and the number of shares of Common Stock maintained in the RSU Account (“Deferred Stock”) shall be a book entry which states the number of shares of Common Stock the Employee would have a right to receive in accordance with the terms of this Award.  Any cash dividend paid on Common Stock by the Company while the RSU Account exists will be assumed to be paid on the Deferred Stock in the RSU Account and shall be assumed to be reinvested in Common Stock on the date of such dividend payment at a price equal to the Fair Market Value of the Common Stock on such date (as the term “Fair Market Value” is defined in the Plan), thereby increasing the number of shares of Deferred Stock maintained in the RSU Account.  Any stock dividends, stock splits and other similar rights inuring to Common Stock shall also be assumed to inure to the Deferred Stock in the RSU Account, which may result in an increase or decrease to the number of shares of Deferred Stock in the RSU Account pursuant to the applicable provisions hereof.  The Initial RSU Award plus any increases or less any decreases due to cash dividends, stock dividends, stock splits and any other similar rights inuring to Common Stock as set forth in the two immediately preceding sentences shall herein be referred to as the “Award.”

3.             Vesting and Forfeiture.  Shares of Deferred Stock shall become non-forfeitable shares (“Vested Deferred Stock”) upon the earliest to occur of (i) vesting of such shares pursuant to the vesting schedule set forth in Section 4 below, or (ii) vesting of such shares pursuant to Section 5 below.  Any Deferred Stock maintained in the RSU Account that is not Vested Deferred Stock at the time of, or that does not become Vested Deferred Stock in connection with, the Employee’s termination of employment shall be forfeited by the Employee without the payment of any consideration or further consideration by the Company, and neither the Employee nor any successors, heirs, assigns, or legal representatives of the Employee shall thereafter have any further rights or interest in such forfeited Deferred Stock.

4.             Vesting Under Vesting Schedule.  If the Employee’s employment with the Company and/or any one or more of its Subsidiaries (as defined in the Plan) continues uninterrupted from the Effective Date through the first anniversary of the Effective Date, October 1, 2015, and October 1, 2016, respectively, an amount of Deferred Stock equal to a percentage of the Initial RSU Award as set forth below shall become Vested Deferred Stock:

First anniversary of your start date	56.5% of the Initial RSU Award*
October 1, 2015	21.75% of the Initial RSU Award*
October 1, 2016	21.75% of the Initial RSU Award*

(*as adjusted for any increases or decreases in the number of shares of Common Stock accrued in the RSU Account as of such date with respect to the percentage of the Initial RSU Award indicated).

5.             Vesting Outside Vesting Schedule.  All shares of Deferred Stock maintained in the RSU Account which have not previously become shares of Vested Deferred Stock under the foregoing vesting schedule shall become shares of Vested Deferred Stock upon the earlier to occur of any of the following events:

(a)             Retirement:  the voluntary termination of the Employee’s employment with the Company and/or one of its Subsidiaries after attaining age fifty-five (55) and completion of five (5) years of employment, but only if such termination of employment occurs after the date that is one year and one day after the Effective Date;

(b)             Death or Disability:  the termination of the Employee’s employment with the Company and/or one of its Subsidiaries by reason of either the disability of the Employee, as determined by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”), or the death of the Employee;

(c)             Termination without Cause or Termination for Good Reason:  the termination of the Employee’s employment with the Company by the Company without Cause (as defined in the Employment Agreement between the Employee and the Company of even date herewith (the “Employment Agreement”)) or by the Employee for Good Reason (as defined in the Employment Agreement); provided that shares of Deferred Stock that become Vested Deferred Stock as a result of such termination will be paid to the Employee at the same time as they otherwise would have been paid in accordance with the vesting schedule in Section 4 above; or

(d)             Change in Control:  the occurrence of a Change in Control of the Company (as defined in the Plan).

For the purposes of this Agreement, the transfer of the Employee’s employment from the Company to any of its Subsidiaries or from one of the Company’s Subsidiaries to the Company or another of the Company’s Subsidiaries shall not constitute a termination of employment, and the Employee’s employment will be deemed to be continuous notwithstanding any such transfers.  Temporary absences from employment because of illness, vacation or leave of absence shall not be considered terminations of employment.  For purposes of this Agreement and the Plan, the Committee shall have absolute discretion to determine the date and circumstances of termination of the Employee’s employment, and its determination shall be final, conclusive and binding upon the Employee; provided, however, the Committee shall at all times act in a manner that complies with (and avoids adverse income tax consequences under) Section 409A of the Internal Revenue Code (“Section 409A”).

6.             Payment of Award.  Except as provided in Section 5(c) and this Section 6, payment of the Award shall be made to the Employee with respect to shares of Vested Deferred Stock as soon as administratively feasible after the shares become shares of Vested Deferred Stock; provided, however, that if the Employee is a “specified employee” under Section 409A, payment of the Award will be delayed for a period of six (6) months as and to the extent necessary to comply with (avoid adverse income tax consequences under) the provisions of Section 409A.  No payment of the Award shall be made with respect to shares that are not shares of Vested Deferred Stock.  The form of payment shall be the delivery to the Employee of shares of Common Stock equal to the number of shares of Vested Deferred Stock being paid unless an alternate form of payment is selected by the Committee or the Board of Directors of the Company as provided in the Plan (in which event all references herein to the delivery of shares shall be interpreted as calling for the delivery of the alternate consideration to be paid to the Employee in payment of the Award).  Any fractional shares of Vested Deferred Stock to be delivered to the Employee shall be rounded up to the next whole share of Vested Deferred Stock.

7.             Administration of the Award.  The Committee shall administer the Award, and shall have complete and full discretion in the administration and interpretation of the terms of the Award, except as may be otherwise expressly provided herein or in the Plan.

8.             No Rights as Stockholder.  The Employee shall have no rights as a stockholder with respect to any shares of Deferred Stock covered by this Award until shares of Common Stock are delivered to the Employee pursuant to Section 6.  Until such time, the Employee shall not be entitled to dividends (other than the adjustment of the RSU Account on account of dividends as provided in Section 2) or to vote at meetings of the stockholders of the Company with respect to shares of Deferred Stock.

9.             Compliance With Securities Laws.  Prior to the receipt of any certificates for shares of Common Stock pursuant to this Award, the Employee (or the Employee’s beneficiary or legal representative if applicable) shall enter into such additional written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Award.

10.          Withholding.  Any payment of Common Stock under this Award shall be subject to applicable federal and state withholding requirements.  Hence, unless the Employee delivers a check to the Company equal to the required withholding, the number of shares distributed shall be reduced to meet the Employee’s applicable withholding requirements.

11.          Adjustments.  If there is a change in the outstanding shares of the Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change occurring after the Effective Date, the Board shall appropriately and equitably adjust the number of shares of Common Stock subject to the Award on account of the change, and such adjustment shall be conclusive and binding upon the Employee and the Company.

12.          Non-Transferability.

(a)           The Deferred Stock, the RSU Account and the Vested Deferred Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by a voluntary act of the Employee or any agent of the Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company, its successors or any agent thereof.

(b)                   No amounts payable under the Award shall be transferable by the Employee other than by will or the laws of descent and distribution.  The amounts payable under the Award shall be exempt from the claims of creditors of the Employee and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

13.          Amendments to Award.  Except as otherwise expressly set forth herein and in the Plan, the Award may be modified only upon the mutual written agreement of the Company and the Employee (or the Employee’s beneficiary or legal representatives if applicable).

14.          Source of Benefit Payments; Nature of Employee’s Rights.  Shares of Common Stock distributable to the Employee under this Award may consist of authorized but unissued shares of the Company’s Common Stock or shares of Common Stock that have been issued and reacquired by the Company.  This Award shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or a Subsidiary and Employee, and Employee shall not acquire any right in any specific Company property.  To the extent Employee acquires a right to receive payments from the Company or any Subsidiary, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.          Successors and Assigns.

(a)                   This Award is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee except by will or the laws of descent and distribution.  This Award shall inure to the benefit of and be enforceable by the Employee’s guardian and legal representatives.

(b)                   This Award shall inure to the benefit of and be binding upon the Company and its successors and assigns.

16.          Award Subject to Plan; Defined Terms.  This Award is subject to the terms of the Hillenbrand, Inc. Stock Incentive Plan as amended from time to time (the “Plan”).  The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference.  In the event of a conflict between any terms and provisions contained herein and the terms or provisions of the Plan, the applicable terms or provisions of the Plan will govern and prevail.  Terms used herein as capitalized defined terms shall, unless defined herein, have the meanings ascribed to such terms in the Plan.

17.          Governing Law; Captions.  This Award shall be governed by and construed in accordance with the internal laws of the State of Indiana without reference to principles of conflict of laws.  The captions of this Award are not part of the provisions hereof and shall have no force or effect.

18.          Severability.  The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award.

19.          No Waiver.  The failure of the Employee or the Company to insist upon strict compliance with any provision of this Award or the failure to assert any right the Employee or the Company may have under this Award shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award.

20.          Entire Award.  The Employee and the Company acknowledge that this Award supersedes any prior agreement between the parties with respect to the subject matter of this Award.

21.          Counterparts.  This Award may be executed in counterparts, which together shall constitute one and the same original.

/S/ Kristina Cerniglia

Kristina Cerniglia

HILLENBRAND, INC.

By:	/S/ Diane R. Bohman

Print Name:	Diane R. Bohman

Title:	Senior Vice President and Chief

Administrative Officer